Regency Energy Partners Announces Sale of East Texas Gathering Assets

DALLAS, July 15, 2010 – Regency Energy Partners LP (Nasdaq: RGNC) announced today that it has sold its east Texas gathering and processing assets to an affiliate of Tristream Energy LLC for approximately $70 million.  Regency intends to use the proceeds from this transaction to fund future growth opportunities.

“The sale of Regency’s east Texas assets allows us to place greater focus on the expansion of core assets within higher-growth regions, including several of the major shale plays,” said Byron Kelley, president and chief executive officer of Regency.  “This transaction will be immediately accretive to unitholders, and we expect it to positively impact our credit metrics by improving our fee-based business mix.”

The assets sold are primarily located in Wood, Van Zandt and Henderson counties, Texas, and include approximately 371 miles of gathering pipeline, approximately 20,000 compression horsepower, a condensate sweetening plant in Myrtle Springs, Texas, and gas treating and processing facilities in Eustace, Texas.  Also included in the sale are two idle processing facilities and an idle fractionation tower.

Tristream Energy LLC is a private midstream company headquartered in Sugar Land, Texas, which is owned by its management and Haddington Energy Partners III, LP, a private equity fund sponsored by Haddington Ventures, LLC based in Houston, Texas.

Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts.  Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements.  Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct.  Forward-looking statements are subject to a variety of risks, uncertainties and assumptions.  Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
CONTACT:

Investor Relations:
Shannon Ming
Regency Energy Partners
Vice President, Corporate Finance Support & Investor Relations
214-840-5467 shannon.ming@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26 elizabeth.cornelius@hck2.com